First Amendment to

EPC Agreement No. 1002

between

Allegheny Energy Supply Company, LLC

and

Washington Group International

covering

Balance of Plant for

Flue Gas Desulfurization Project

at Hatfield’s Ferry Units 1, 2 and 3

Execution Version	1

This First Amendment (“Amendment”), effective March 12, 2007, modifies EPC Agreement No. 1002 as follows:

TABLE OF CONTENTS / ARTICLE – Articles 42 and 43 are amended as follows:

ARTICLE 42 -	LIMITATION OF LIABILITY
ARTICLE 43 -	ENTIRE AGEEMENT

TABLE OF CONTENTS / EXHIBIT – Exhibits L and M are added as follows:

EXHIBIT L	AGREEMENT PRICE BUDGET
EXHIBIT M	BONUSES

Article 1 – AGREEMENT SCOPE

The purpose of this Agreement is to define the terms and conditions for the provision of the Work as specifically set out in the Job Specification. Work is generally described as the engineering, procurement and construction of the balance of plant work for the flue gas desulphurization project at the Hatfield’s Ferry Units 1, 2 and 3 in Monongahela Township, Greene County, Pennsylvania, as well as all construction management, site management and safety program administration of the entire flue gas desulphurization project, except billing and financial control of those portions of the project being performed by The Babcock & Wilcox Company. Prior to the effective date of this Agreement, Contractor performed Work under Allegheny purchase order C-06-06864, issued on May 12, 2006 and change orders thereto. This Agreement supercedes said purchase order in all respects, except as to the Ft. Martin facility, and any Work performed thereunder shall be deemed to have been performed under this Agreement.

Sub-Article 3.1 a) – is deleted in its entirety and replaced with the following:

a)	“Principal Document” means this document, executed by Allegheny and Contactor and comprising Articles 1 through 43.

Sub-Article 3.3 – is deleted in its entirety and replaced with the following:

3.3

“Agreement Price Budget” means the budget for the Work prepared by Contractor and approved by Allegheny, which may be modified or adjusted by Change Orders. The Agreement Price Budget, dated January 19, 2007, is attached hereto as Exhibit L.

Execution Version	2

Sub-Article 3.12	-- is deleted in its entirety and replaced with the following:
3.12	“Scheduled Completion Date” means the following dates when the Work is substantially completed so that the systems receive flue gas and as further detailed in the Job Specification:

(a) for Unit 3 and all common facilities, December 28, 2008;

(b) for Unit 2, March 15, 2009; and

(c) for Unit 1, May 14, 2009.

Sub-Article 8.5 is deleted in its entirety and replaced with the following:

8.5	Allegheny shall pay bonuses to Contractor relating to the Scheduled Completion Date, the Agreement Price Budget and safety objectives in accordance with Exhibit M.

Sub-Article 9.2.(a) – Delete last sentence in its entirety and replace with the following:

9.2.(a)

In the event of a significant addition in the scope of the Job Specification, Contractor shall have the right to propose an adjustment to the Agreement Price Budget, a modification to the Fee (fixed at 6.7% for Change Orders totaling up to 15% of the amount of the Agreement Price Budget) and revisions to the Schedule Completion Date to reflect the changes made by Allegheny. In the event of a significant deletion from the scope of the Job Specification, Allegheny shall have the right to propose an adjustment to the Agreement Price Budget, the Fee (at the rate of 6.7%) and the Schedule Completion Date. If there are any Change Orders resulting from significant additions in the scope of the Job Specification in excess of 15% of the amount of the Agreement Price Budget, such Change Orders shall have the Fee fixed at the rate of 10%.

Sub-Article 33.1.1 – Delete “Michael J. Herriott” and replace with “George J. Farah”.

Sub-Article 33.2.1 – Delete “Michael J. Herriott” and replace with “George J. Farah”.

EXHIBIT A – ATTACHMENT I – Effective March 1, 2007, the 2006 W-2 Wage Rate Table is replaced with the 2007 W-2 Wage Rate Table which is attached hereto as Exhibit A – Attachment I.

EXHIBIT C, Article 2 – delete in its entirety and replace in accordance with Exhibit C attached hereto.

Execution Version	3

EXHIBIT L – Add in accordance with EXHIBIT L attached hereto.

EXHIBIT M – Add in accordance with EXHIBIT M attached hereto.

Washington Group International
By:	/s/ Louis E. Pardi
Name:	Louis E. Pardi
Title:	President – Power
Date:	March 7, 2007

Allegheny Energy Service Corporation (as agent for Allegheny Energy Supply Company, LLC)
By:	/s/ Joseph H. Richardson
Name:	Joseph H. Richardson
Title:	Chief Operating Officer Generation
Date:	March 12, 2007

Execution Version	4